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                                                                       EXHIBIT 5

                    Venable, Baetjer, Howard & Civiletti, LLP
                            1201 New York Avenue, NW
                                   Suite 1000
                            Washington, DC 20005-3917



                                  June 21, 2002

Meritage Corporation
6613 North Scottsdale Rd., Suite 200
Scottsdale, Arizona 85250

         RE: PUBLIC OFFERING OF COMMON STOCK OF MERITAGE CORPORATION PURSUANT TO A REGISTRATION STATEMENT ON FORM S-3 AND A PROSPECTUS SUPPLEMENT DATED JUNE 20, 2002

Ladies and Gentlemen:

         We have acted as special Maryland counsel for Meritage Corporation, a Maryland corporation (the "Registrant"), in connection with the Registrant's proposed public offering of 1,750,000 shares of its Common Stock , $0.01 par value per share, subject to an option to offer an additional 262,500 shares of Common Stock to cover over-allotments, if any (such offered shares and the shares subject to the over-allotment option, the "Shares"), pursuant to a Registration Statement filed on Form S-3 (Registration No. 333-87398) (the "Registration Statement"). On June 21, 2002, the Registrant filed with the Securities and Exchange Commission (the "Commission") a final prospectus supplement (the "Prospectus Supplement") to the Prospectus dated May 14, 2002 included in the Registration Statement (the "Prospectus") with respect to the Shares.

         In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinion set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

         (i) the Registration Statement, including the Prospectus, and the Prospectus Supplement, in substantially final form;

         (ii) a certificate, dated June 21, 2002, issued by the Maryland State Department of Assessments and Taxation (the "SDAT") to the effect that the Registrant is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized



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Meritage Corporation
June 21, 2002
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to transact business in the State of Maryland (upon which we have relied as to those matters addressed therein);

         (iii) the Registrant's (a) Articles of Amendment and Restatement, as filed with the SDAT on July 12, 1988, as certified by the SDAT on June 7, 2002,
(b) Articles of Amendment, as filed with the SDAT on April 12, 1990, as certified by the SDAT on June 7, 2002, (c) Articles of Merger of Monterey Homes Construction II, Inc. and Monterey Homes Arizona, II, Inc. into Homeplex Mortgage Investments Corporation, as filed with the SDAT on December 31, 1996, as certified by the SDAT on June 7, 2002, (d) Articles of Restatement, as filed with the SDAT on September 24, 1997, as certified by the SDAT on June 5, 2002,
(e) Articles of Amendment, as filed with the SDAT on September 16, 1998, as certified by the SDAT on June 5, 2002, and (f) Certificate of Correction, filed with the SDAT on June 20, 2002, as certified by the SDAT on June 20, 2002 (collectively, the "Charter");

         (iv) the Bylaws of the Registrant as certified by the Secretary of the Registrant on June 21, 2002; (the "Bylaws")

         (v) certain resolutions adopted by the Board of Directors of the Registrant relating to the authorization and issuance of the Shares pursuant to the Registration Statement and the Prospectus Supplement, as certified by the Secretary of the Registrant on June 21, 2002;

         (vi) a certificate of the Secretary of the Registrant dated June 21, 2002, relating to such resolutions and certain other matters; and

         (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In our examination, we have assumed, without independent verification, the genuineness of all signatures, the legal capacity of all natural persons, the accuracy, completeness and authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified, facsimile, photostatic or reproduced copies and the authenticity, accuracy and completeness of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and that when sold, issued, paid for and delivered in the manner


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Meritage Corporation
June 21, 2002
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contemplated by the Prospectus Supplement, the Shares will be validly issued, fully paid and nonassessable.

         This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters. This opinion is limited to the corporate law of the State of Maryland governing matters such as the authorization and issuance of stock (without regard to the principles of conflicts of laws thereof) and is based upon and limited to such laws in effect as of the date hereof. We assume no obligation to update the opinion set forth herein. This opinion does not extend to the securities or "blue sky" laws of Maryland or any other state, to the federal securities laws or to any other laws.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Form 8-K filed with the Commission this day by the Registrant, the incorporation by reference of this opinion into the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement comprising part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. This opinion is intended solely for use in connection with the transactions described above. It may not be relied upon for any other purpose without our prior written consent.

                                                 Very truly yours,

                                                 /s/ Venable, Baetjer, Howard
                                                     and Civiletti, LLP
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